Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

September 14, 2005

VCG Reports Growth of its July and August, 2005 Nightclub Revenues by 41.6% and 44.1%, Respectively, Over the Same Months in 2004

DENVER—(BUSINESS WIRE)—September 14, 2005—VCG Holding Corp. (AMEX: PTT),

VCG Holding Corp. (VCG), a leading owner, operator and consolidator of adult nightclubs, today reported that its consolidated nightclub revenues increased by 41.6% in July 2005 to $1,184,569, as compared to $691,672 in July 2004, and by 44.1% in August 2005 to $1,256,974, as compared to $702,243 in August 2004. Also, the Company’s consolidated same store sales increased 3.96% in July and 5.64% in August, as compared to the same periods in 2004. Sales in both July and August were driven by increases in the number of customers for same store sales and by addition of two stores during such months in 2005 as compared to the same period in 2004.

Troy Lowrie, VCG’s Chief Executive Officer, commented: “We are very pleased with the results of the first two months of the third quarter of 2005. Typically, the summer months are slower than other months of the year; however, we have been successful in implementing a number of sales and marketing initiatives that have allowed us to uniquely maintain and increase the number of customers and revenue per customer at our nightclubs.”

About VCG Holding Corp

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the amended Annual Report on Form 10-KSB/A for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, with any amendments thereto, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal Ocello, President

Donald W Prosser, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com